ALLIANCEBERNSTEIN CAP FUND, INC.
ALLIANCEBERNSTEIN SMALL CAP GROWTH PORTFOLIO

FORMER POLICIES				CURRENT POLICIES

Investment Objective:

Fundamental:				Non-fundamental:
The Funds investment objective		The Funds investment objective
is growth of capital by pursing		is long-term growth of capital.
aggressive investment policies.
Current income is incidental to
the Funds objective.

Fundamental Investment Policies

The Fund is a diversified fund		The Fund is diversified.
as a matter of fundamental policy.

Related fundamental policy:		Related fundamental policy:

The Fund may not purchase the		Policy eliminated.
securities of any one issuer,
other than the U.S. Government
or any of its agencies or
instrumentalities, if as a
result more than 5% of its
total assets would be invested
in such issuer or the Fund would
own more than 10% of the
outstanding voting securities
of such issuer, except that up
to 25% of its total assets may
be invested without regard to
these 5% and 10% limitations.



The Fund may not invest more		The Fund may not concentrate
than 25% of its total assets		investments in an industry, as
in any particular industry.		concentration may be defined
					under the 1940 Act or the rules
					and regulations thereunder (as
					such statute, rules or
					regulations may be amended
					from time to time) or by
					guidance regarding,
					interpretations of, or
					exemptive orders under, the
					1940 Act or the rules or
					regulations thereunder published
					by appropriate regulatory
					authorities.

The Fund may not issue senior		The Fund may not issue any senior
securities (except to the extent	security (as that term is defined
that securities lending may be		in the 1940 Act) or borrow money,
considered senior securities)		except to the extent permitted
or borrow money, except for		by the 1940 Act or the rules and
temporary or emergency purposes		regulations thereunder (as such
in an amount not exceeding 5% of	statute, rules or regulations may
its total assets at the time the	be amended from time to time)
borrowing is made.			or by guidance regarding, or
					interpretations of, or exemptive
					orders under, the 1940 Act or
					the rules or regulations
					thereunder published by
					appropriate regulatory authorities.

					For the purposes of this
					restriction, margin and
					collateral arrangements,
					including, for example, with
					respect to permitted borrowings,
					options, futures contracts,
					options on futures contracts and
					other derivatives such as swaps
					are not deemed to involve the
					issuance of a senior security.


The Fund may not purchase or
sell real estate.			The Fund may not purchase or sell
					real estate except that it may
					dispose of real estate acquired
					as a result of the ownership of
					securities or other instruments.
					This restriction does not prohibit
					the Fund from investing in
					securities or other instruments
					backed by real estate or in
					securities of companies engaged
					in the real estate business.




The Fund may not participate		Prohibition eliminated.
on a joint or joint and
several basis in any
securities trading account.

The Fund may not invest in		Prohibition eliminated.
companies for the purpose
of exercising control.

The Fund may not purchase		The Fund may not purchase or
or sell commodities or			sell commodities regulated by
commodity contracts, except		the Commodity Futures Trading
financial forward and futures		Commission under the Commodity
contracts and options on		Exchange Act or commodities
such contracts.				contracts except for futures
					contracts and options on
					futures contracts.

Related non-fundamental policies:	Related non-fundamental policies:

The Fund will not enter into		Restriction eliminated.
any futures contracts or
options on futures contracts
if immediately thereafter the
market values of the
outstanding futures contracts
of the Fund and the currencies
and futures contracts subject
to outstanding options written
by the Fund would exceed
50% of its total assets.

The Fund may not purchase or		Restriction eliminated.
sell a stock index future
if immediately thereafter
more than 30% of its total
assets would be hedged by
stock index futures or the
sum of the amount of margin
deposits on the Funds existing
futures positions would exceed
5% of the market value of the
Funds total assets.


The Fund may not write put options.	Prohibition eliminated

Related non-fundamental policy:		Related non-fundamental policy:

The Fund may write covered call		The Fund may write covered call
options of up to 15% of its		options and purchase and sell
total assets and purchase		put and call options written
and sell put and call options		by others.
written by others of up to,
for all options, 10% of its
total assets.	Prohibition
eliminated.



The Fund may not, except		Prohibition eliminated.
as permitted in connection with
short sales of securities
against the box, make short
sales of securities.

Related non-fundamental policy:		Related non-fundamental policy:

The Fund may make short			Restriction eliminated.
sales of securities against
the box but not more than 15%
of its net assets may be
deposited on short sales.




The Fund may not make loans		The Fund may not make loans
to other persons, except		except through (i) the
that the Fund may lend its		purchase of debt obligations
portfolio securities in			in accordance with its
accordance with applicable		investment objectives and
law.  The acquisition of		policies; (ii) the lending
investment securities or		of Fund securities; (iii)
other investment instruments		the use of repurchase
shall not be deemed the			agreements; or (iv) the
making of a loan.			making of loans to affiliated
					funds as permitted under the
					1940 Act, the rules and
					regulations thereunder (as
					such statutes, rule or
					regulations may be amended
					from time to time), or by
					guidance regarding, and
					interpretations of, or
					exemptive orders under, the
					1940 Act.

Except as permitted in			Prohibition eliminated.
connection with short sales
of securities or writing of
call options, the Fund may
not pledge, mortgage or
hypothecate any of its assets

The Fund may not purchase		Policy eliminated.
securities on margin, but it
may obtain such short-term
credits as may be necessary
for the clearance of purchases
and sales of securities.

					Non-fundamental policy:

					The Fund may not purchase
					securities on margin, except (i)
					as otherwise provided under rules
					adopted by the SEC under the 1940
					Act or by guidance regarding the
					1940 Act, or interpretations
					thereof, and (ii) that the Fund
					may obtain such short-term
					credits as are necessary for the
					clearance of portfolio
					transactions, and the Fund may
					make margin payments in
					connection with futures
					contracts, options, forward
					contracts, swaps, caps, floors,
					collars and other financial
					instruments.

The Fund will not invest		Prohibition eliminated.
more than 5% of its total
assets in puts, calls,
straddles, spreads or any
combination thereof nor
more than 2% of its net
assets in puts or calls
written by others.

The Fund will not invest		Prohibition eliminated.
more than 5% of its net
assets in warrants nor more
than 2% of its net assets
in unlisted warrants.

The Fund will not invest in		Prohibition eliminated.
real estate (including limited
partnership interests),
excluding readily marketable
securities or participations
or other direct interests in
oil, gas or other mineral
leases, exploration or
development programs.

The Fund will not purchase		Prohibition eliminated.
or retain the securities of
any issuer if those officers
and Directors of the Fund or
its Adviser owning individually
more than 1/2 of 1% of such
issuer together own more
than 5% of the securities
of such issuer.


Non-fundamental Investment Policies

The Fund may not act as an		Policy eliminated.
underwriter of securities.

					Fundamental policy:
					The Fund may not act as an
					underwriter of securities,
					except that a Fund may acquire
					restricted securities under
					circumstances in which, if such
					securities were sold, the
					Fund might be deemed to be an
					underwriter for purposes of the
					Securities Act of 1933, as
					amended (the Securities Act).

The Fund will limit its			The Fund will limit its
investment in illiquid			investment in illiquid securities
securities to no more than		to no more than 15% of net
15% of its net assets.			assets or such other amount
					permitted by guidance regarding
					the 1940 Act.

The Fund may seek to			The Fund may lend Fund securities
increase income by			to the extent permitted under
lending portfolio securities.		the 1940 Act or the rules and
The aggregate value of the		regulations thereunder
securities loaned by the Fund		(as such statute, rules or
may not exceed 33-1/3% of		regulations may be amended
the value of the Funds total		from time to time) or by
assets (including collateral		guidance regarding,
for any stock loaned).			interpretations of, or exemptive
					orders under, the 1940 Act.

The Fund may invest in other		The Fund may invest in the
investment companies to the		securities of other investment
extent permitted by the 1940		companies, including
Act.					exchange-traded funds, to
					the extent permitted under the
					1940 Act or the rules and
					regulations thereunder (as such
					statute, rules or regulations may
					be amended from time to time) or
					by guidance regarding,
					interpretations of, or exemptive
					orders under, the 1940 Act or the
					rules or regulations thereunder
					published by appropriate
					regulatory authorities.

The Fund also may invest in		Policy eliminated.
non-convertible bonds,
preferred stocks, and
foreign securities.